Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Mexican Restaurants, Inc.
             Andrew J. Dennard
                 (713) 943-7574

Mexican Restaurants, Inc.
Announces Fiscal Year-End Results
(NASDAQ: CASA)

Houston, Texas (March 21, 2007) For the Company’s 2006 fiscal year ended December 31, 2006, the Company reported net income of $1,138,334 or $0.32 per diluted share compared with net income of $2,316,997 or $0.63 per diluted share for fiscal year 2005. For the fourth quarter ended December 31, 2006, the Company reported net loss of $1,009,469 or $0.30 per diluted share compared with net income of $1,108,481 or $0.30 per diluted share for the same quarter in fiscal year 2005.

The Company’s revenues for the fiscal year ended December 31, 2006 were up $4.1 million or 5.3% to $82.3 million compared with fiscal year 2005. Restaurant sales for fiscal year 2006 increased $4.5 million or 5.8% to $81.4 million compared with fiscal year 2005. The increase in restaurant sales reflects the opening of two new restaurants, the full year impact of one restaurant opened in fiscal year 2005, and the acquisition of Mission Burritos (two restaurants), offset in part by a 0.9% decline in same-restaurant sales.

For the fourth quarter 2006 same-store sales were down 8%. This compares to the 12% same store sales growth achieved in fourth quarter 2005. The fourth quarter of 2005 was unusual, reflecting the temporary population shifts after Hurricanes Rita and Katrina and the relative speed with which the Company was able to re-open closed stores after Hurricane Rita.

For fiscal year 2006, total system same-restaurant sales decreased 1.2%, Company-owned same-restaurant sales decreased 0.9% and franchise-owned same-restaurant sales decreased 1.9% from fiscal year 2005.

Commenting on the Company’s year-end results for fiscal year 2006, Lou Neeb, Chief Executive Officer, stated, “Despite solid fundamentals and continued improvements in service and value propositions, the fourth quarter was one with many challenges. Sales momentum slowed due to shrinking consumer discretionary spending, while profit margins were impacted by rising commodity and utility costs, higher insurance premiums, and selected higher security costs. Notwithstanding these factors, we are confident about our future with the results of new restaurant openings and the acquisition of Mission Burritos, a new fast casual concept. ”

Mr. Neeb added, “In the fourth quarter of fiscal year 2006, we also incurred $596,764 in vested option compensation expense as part of a Separation Agreement between Curt Glowacki, the Company’s former Chief Executive Officer, and the Company. From our operating point of view, and as shown in the following table, income on an adjusted basis, excluding non recurring items in both fiscal years, was $0.48 per share compared to $0.51 per share.”

The following table has been provided to reconcile the Company’s net income, which is a measure based on GAAP (“generally accepted accounting principles”), for the fiscal years and quarters ended December 31, 2006 and January 1, 2006 to adjusted income, which is a non-GAAP measure. The adjusted income excludes the impact of the non-cash impairment charges, business interruption revenue, Hurricane Rita gain, loss on sale of assets, vested option compensation, and executive search fees. The adjusted income has been included as it is deemed to provide meaningful, alternative information regarding the Company’s fiscal years 2006 and 2005 and respective fourth quarter performance for these fiscal years. The non-GAAP measure is not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies, and is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Non-GAAP Calculation	Fiscal Year Ended 12/31/06 (52 Weeks)	Fiscal Year Ended 01/01/06 (52 Weeks)	Fourth Quarter Ended 12/31/06 (13 Weeks)	Fourth Quarter Ended 01/01/06 (13 Weeks)
Income (loss) from continuing operations	$2,743,775	$4,471,020	$(665,406)	$2,523,420
Impairment costs	543,777	--	448,188	--
Business Interruption Proceeds	(59,621)	(534,163)	--	(534,163)
Hurricane Rita Gains	(366,808)	(471,622)	--	(745,030)
(Gain) loss on sale of assets	32,282	367,711	33,388	75,450
Purchase of vested options	596,764	--	596,764	--
Executive search fee	31,250	--	31,250	--
Income from continuing operations before taxes, as adjusted	3,521,419	3,832,946	444,184	1,319,677
Income tax expense (benefit)	1,089,879	1,264,106	189,444	441,300
Income from continuing operations, as adjusted	2,431,540	2,568,840	254,740	878,377
Loss from discontinued operations, net of taxes	(756,339)	(679,417)	(627,848)	(571,131)
Net Income (loss), as adjusted	$1,675,201	$1,889,423	$(373,108)	$307,246

Weighted average number of shares (diluted)	3,521,587	3,700,876	3,413,066	3,656,484

Diluted income (loss) per share, as adjusted	$0.48	$0.51	$(0.11)	$0.08

Mexican Restaurants, Inc. operates and franchises 79 Mexican restaurants. The current system includes 60 Company-operated restaurants, 18 franchisee operated restaurants and one licensed restaurant.

Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating and discretionary spending habits; the risk of food-borne illness; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as “believes”, “anticipates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company’s most recently filed Annual Report and Form 10-K that attempt to advise interested parties of the risks and factors that may affect the Company’s business.

Mexican Restaurants, Inc.

Mexican Restaurants, Inc. and Subsidiaries

Consolidated Statements of Operations
(unaudited)

	13-Week	13-Week	52-Week	52-Week
	Period Ended	Period Ended	Period Ended	Period Ended
	12/31/2006	1/1/2006	12/31/2006	1/1/2006
Revenues:
Restaurant sales	$19,755,282	$19,496,901	$81,379,597	$76,901,353
Franchise fees, royalties and other	196,001	161,846	825,115	694,302
Business interruption	-	534,163	59,621	534,163
	19,951,283	20,192,910	82,264,333	78,129,818

Costs and expenses:
Cost of sales	5,472,349	5,139,118	22,429,076	20,914,871
Labor	6,426,934	6,154,861	26,358,576	25,048,534
Restaurant operating expenses	4,979,831	4,481,052	19,263,309	17,692,164
General and administrative	2,313,152	1,764,278	7,716,786	6,941,683
Depreciation and amortization	828,862	703,733	3,131,399	2,683,651
Pre-opening costs	44,599	22,066	108,847	77,942
Impairment costs	448,188	-	543,777	-
Hurricane Rita gain	-	(745,030)	(366,808)	(471,622)
Loss on sale of assets	33,388	75,450	32,282	367,711
	20,547,303	17,595,528	79,217,244	73,254,934

Operating income	(596,020)	2,597,382	3,047,089	4,874,884

Other income (expense):
Interest income	631	630	6,239	3,451
Interest expense	(82,317)	(98,010)	(390,539)	(521,161)
Other, net	12,300	23,418	80,986	113,846
	(69,386)	(73,962)	(303,314)	(403,864)

Income (loss) from continuing operations before income taxes	(665,406)	2,523,420	2,743,775	4,471,020
Income tax expense (benefit)	(283,785)	843,808	849,102	1,474,606
Income (loss) from continuing operations	(381,621)	1,679,612	1,894,673	2,996,414

Discontinued Operations:
Loss from discontinued operations	(159,924)	(126,026)	(364,352)	(303,448)
Restaurant closure costs	(832,179)	(790,708)	(832,179)	(790,708)
Loss on sale of assets	(9,830)	(1,290)	(10,449)	(2,420)
Loss from discontinued operations before income taxes	(1,001,933)	(918,024)	(1,206,980)	(1,096,576)
Income tax benefit	374,085	346,893	450,641	417,159
Loss from discontinued operations	(627,848)	(571,131)	(756,339)	(679,417)

Net income (loss)	$(1,009,469)	$1,108,481	$1,138,334	$2,316,997

Basic income (loss) per share
Income (loss) from continuing operations	$(0.12)	$0.50	$0.55	$0.88
Loss from discontinued operations	(0.18)	(0.17)	(0.22)	(0.20)
Net income (loss)	$(0.30)	$0.33	$0.33	$0.68

Diluted income (loss) per share
Income (loss) from continuing operations	$(0.12)	$0.46	$0.53	$0.81
Loss from discontinued operations	(0.18)	(0.16)	(0.21)	(0.18)
Net income (loss)	$(0.30)	$0.30	$0.32	$0.63

Weighted average number of shares (basic)	3,413,066	3,403,719	3,402,207	3,415,806

Weighted average number of shares (diluted)	3,413,066	3,656,484	3,521,587	3,700,876